Exhibit 32.1

Certification
Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Argyle Security, Inc. (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2007 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 21, 2008	/s/ Bob Marbut
Name: Title: Co-Chief Executive Officer

Dated: January 21, 2008	/s/ Ron Chaimovski
Name: Ron Chaimovski
Title: Co-Chief Executive Officer

Dated: January 211, 2008	/s/ Donald F. Neville
Name: Donald F. Neville
Title: Chief Financial Officer